SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           TITAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                   94-3171940
(State of incorporation or organization     (I.R.S. employee identification no.)

400 Oyster Point Boulevard, Suite 505,
   South San Francisco, California                                      94080
(Address of principal executive offices)                              (zip code)

     Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                          Name of Each Exchange On Which
     to be so Registered                          Each Class is to be Registered
     -------------------                          ------------------------------
     Units, comprised of Common Stock
       and Class A Warrants                          Pacific Exchange, Inc.
     Common Stock, $.001 par value                   Pacific Exchange, Inc.
     Class A Warrants                                Pacific Exchange, Inc.



       Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The information called for by this Item 1 is incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 33-99386) filed with the Securities and Exchange Commission on November 16, 1995.

Item 2.   Exhibits

          None.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    September 15, 1997                     TITAN PHARMACEUTICALS,  INC.


                                               By: /s/ Robert E. Farrell
                                                  ------------------------------
                                                     Robert E. Farrell
                                                     Chief Financial Officer


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